UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

October 15, 2014
Date of Report (Date of earliest event reported)

QUALCOMM Incorporated
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-19528	95-3685934
(Commission File Number)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

858-587-1121
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 15, 2014, QUALCOMM Incorporated, a Delaware corporation (the Company), issued an announcement pursuant to Rule 2.7 of the United Kingdom (UK) City Code on Takeovers and Mergers (the Rule 2.7 Announcement). The Rule 2.7 Announcement disclosed that the boards of directors of the Company and CSR plc, a company incorporated in England and Wales (CSR), had agreed on the terms of a recommended cash offer by the Company of 900 pence per ordinary share in cash (the Offer) to acquire the entire issued and to be issued ordinary share capital of CSR. The Offer will be effected by Qualcomm Global Trading Pte. Ltd., an indirect wholly-owned subsidiary of the Company (QGT). The acquisition values the entire issued and to be issued ordinary share capital of CSR at approximately £1.56 billion (approximately $2.5 billion based upon an exchange rate of USD:GBP 1.6057). The acquisition is to be effected by way of a scheme of arrangement under the UK Companies Act 2006, which requires the approval of an English court and approval of a majority in number of CSR’s shareholders present and voting at the CSR shareholders’ meeting, representing not less than 75% in value of the shares voted in person or by proxy at such meeting. The scheme of arrangement is also subject to other conditions set out in Appendix I to the Rule 2.7 Announcement, including receipt of United States and other regulatory approvals.

The Offer will be funded with existing cash resources of the Company and its subsidiaries. Subject to the satisfaction or waiver of all relevant conditions, the transaction is expected to close by the end of the summer of 2015. QGT reserves the right, subject to the consent of the UK Panel on Takeovers and Mergers, to effect the acquisition by way of a takeover offer under the UK City Code on Takeovers and Mergers.

The foregoing description of the Rule 2.7 Announcement is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Rule 2.7 Announcement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

The Company also issued a press release regarding the announcement of the Offer. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward Looking Statements

This Current Report on Form 8-K and the document incorporated by reference herein include forward-looking statements that are subject to risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, actual results of the Company and its subsidiaries could differ materially from those expressed or implied by such forward-looking statements. All statements other than those of historical fact could be deemed forward-looking statements, including but not limited to statements regarding the manner in which the parties plan to effect the acquisition, the expected benefits and costs of the acquisition, the expected timing of the completion of the acquisition, the various conditions to which the acquisition is subject, the effect of the acquisition on the Company’s and its subsidiaries’ future prospects, the potential future financial impact of the acquisition, potential synergies resulting from the acquisition, the plans, strategies and objectives of management with respect to (i) future operations, including product extensions, product integration, complementary product offerings and growth opportunities in certain business areas, including the Internet of Everything, and (ii) retention arrangements for employees identified as key to CSR’s business, and any assumptions underlying any of the foregoing. Actual results may differ materially from those referred to in the forward-looking statements due to a number of important factors, including but not limited to the possibility that expected benefits of the acquisition may not materialize as expected, that the acquisition may not be timely completed, if at all, that the Company and its subsidiaries may not be able to successfully integrate the products and employees of the Company, its subsidiaries and CSR, realize synergies from the acquisition, or ensure the continued performance or growth of CSR’s products, as well as the other risks detailed from time to time in the Company’s SEC reports, including its most recent Quarterly Report on Form 10-Q for the period ended June 29, 2014. The Company does not undertake any obligation to update, or continue to provide information with respect to, any forward-looking statement, whether as a result of new information, future events or otherwise.

No Offer or Solicitation

This Current Report on Form 8-K is not intended to and does not constitute or form part of an offer or invitation to purchase or otherwise acquire any securities or the solicitation of any vote or approval in any jurisdiction, pursuant to the

Offer or otherwise in contravention of applicable law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.        Description
2.1        Rule 2.7 Announcement, dated October 15, 2014.
99.1        Press release relating to the Offer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALCOMM Incorporated

Date:	October 15, 2014	By:	/s/ George S. Davis
George S. Davis,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX
Exhibit
No.        Description
2.1        Rule 2.7 Announcement, dated October 15, 2014.
99.1        Press release relating to the Offer.